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                                                                    Exhibit 23.1

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 27, 2004, accompanying the financial statements and schedules of Beijing Med-Pharm Market Calculating Co., Ltd. (formerly known as Beijing Med-Pharm Market Calculating Development Co., Ltd.) contained in the Registration Statement and Prospectus of Beijing Med-Pharm Corporation and subsidiaries on Form S-1. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton

Hong Kong
January 7, 2005